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                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

IN RE:                          )
                                )     CHAPTER 11
WORLD ACCESS, INC., ET AL.,     )     CASE NO. 01 B 14633
                                )     JUDGE SUSAN PIERSON SONDERBY
                  DEBTORS.      )     (JOINTLY ADMINISTERED)

        NOTICE OF OCCURRENCE OF THE EFFECTIVE DATE OF THE REVISED SECOND
           AMENDED JOINT PLAN OF LIQUIDATION OF OFFICIAL COMMITTEE OF
          UNSECURED CREDITORS AND DEBTORS FOR WORLD ACCESS GROUP UNDER
           CHAPTER 11 OF THE BANKRUPTCY CODE, DATED SEPTEMBER 21, 2004

PLEASE TAKE NOTICE THAT:

      1. By order dated September 21, 2004 and entered on September 23, 2004 (the "Confirmation Order"), the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Court") confirmed that certain Revised Second Amended Joint Plan of Liquidation of Official Committee of Unsecured Creditors and Debtors for World Access Group under Chapter 11 of the Bankruptcy Code, dated September 21, 2004 (the "Plan"). A copy of the Plan is annexed to the Confirmation Order as entered by the Court. All capitalized terms used and not otherwise defined herein shall have the same meaning as in the Plan. Any party in interest not able to obtain a copy of the Confirmation Order through the Court may obtain a copy by sending a written request by e-mail to michael.edelman@cwt.com.

      2. The Effective Date of the Plan for the Debtors occurred on October 12, 2004.

      3. Except to the extent provided in the Plan, pursuant to the Plan and the Realization Trust Agreement, only Professionals retained by the Realization Trust (in accordance with the terms of the Realization Trust Agreement) are entitled to receive reimbursement for fees and expenses arising after the Effective Date.

Dated: October 12, 2004               CADWALADER, WICKERSHAM & TAFT LLP

                                      By: /s/ Michael J. Edelman
                                         -----------------------------------
                                      John H. Bae
                                      Michael J. Edelman
                                      100 Maiden Lane
                                      New York, NY 10038
                                      (212) 504-6000

                                                          and

                                      GARDNER, CARTON & DOUGLAS

                                      By: /s/ Jeffrey Schwartz
                                         -----------------------------------
                                      Harold L. Kaplan
                                      Jeffrey Schwartz
                                      191 North Wacker Drive, Suite 3700
                                      Chicago, Illinois 60606-1698
                                      (312)569-1208

                                      Co-Counsel for the Official Committee of Unsecured Creditors